UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934 New York Mortgage Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-0934168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

90 Park Avenue, New York New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.125% Senior Notes due 2029	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-258589

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 9.125% Senior Notes due 2029 of New York Mortgage Trust, Inc. (the “Registrant”) is set forth under the heading “Description of the Notes” included in the Registrant’s prospectus supplement dated June 25, 2024, as filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Registrant’s registration statement on Form S-3ASR (File No. 333-258589), which became automatically effective upon filing with the Commission on August 6, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of the Registrant, as amended (Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2023).

3.2	Articles Supplementary of the Registrant classifying and designating the 7.75% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on May 31, 2013).

3.3	Articles Supplementary of the Registrant classifying and designating 2,550,000 additional shares of the Series B Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 20, 2015).

3.4	Articles Supplementary of the Registrant classifying and designating the Registrant’s 7.875% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) (Incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 21, 2015).

3.5	Articles Supplementary of the Registrant classifying and designating the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) (Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed on October 10, 2017).

3.6	Articles Supplementary of the Registrant classifying and designating 2,460,000 additional shares of the Series C Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on March 29, 2019).

3.7	Articles Supplementary of the Registrant classifying and designating 2,650,000 additional shares of the Series D Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 29, 2019).

3.8	Articles Supplementary of the Registrant classifying and designating the 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) (Incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form 8-A filed on October 15, 2019).

3.9	Articles Supplementary of the Registrant classifying and designating 3,000,000 additional shares of the Series E Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 27, 2019).

3.10	Articles Supplementary of the Registrant classifying and designating the 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”) (Incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form 8-A filed on July 6, 2021).

3.11	Articles Supplementary of the Registrant reclassifying and designating 6,600,000 authorized but unissued shares of the Series C Preferred Stock as additional shares of undesignated preferred stock, $0.01 par value per share, of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 5, 2021).

3.12	Articles Supplementary of the Registrant classifying and designating 2,000,000 additional shares of the Series F Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 11, 2021).

3.13	Articles Supplementary of the Registrant classifying and designating the Registrant’s 7.000% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”) (Incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 23, 2021).

3.14	Articles Supplementary of the Registrant reclassifying and designating 6,000,000 authorized but unissued shares of the Series B Preferred Stock as additional shares of undesignated preferred stock, $0.01 par value per share, of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2021).

3.15	Articles Supplementary of the Registrant classifying and designating 2,000,000 additional shares of the Series G Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on March 2, 2022).

3.16	Third Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2022).
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed with the SEC (Registration No. 333-111668), effective June 23, 2004).
4.2	Form of Certificate representing the Series D Preferred Stock (Incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 2017).
4.3	Form of Certificate representing the Series E Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 15, 2019).
4.4	Form of Certificate representing the Series F Preferred Stock (Incorporated by reference to Exhibit 3.10 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2021).

4.5	Form of Certificate representing the Series G Preferred Stock (Incorporated by reference to Exhibit 3.12 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 23, 2021).

4.6	Indenture, dated as of April 27, 2021, between the Registrant and UMB Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2021).

4.7	Form of 5.75% Senior Notes due 2026 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 27, 2021).

4.8	Indenture, dated January 23, 2017, between the Registrant and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 23, 2017).

4.9*	Second Supplemental Indenture, dated June 28, 2024, between the Registrant and U.S. Bank Trust Company, National Association, as trustee.

4.10*	Form of 9.125% Senior Notes Due 2029 of the Registrant (attached as Exhibit A to the Second Supplemental Indenture, filed as Exhibit 4.9 hereto).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK MORTGAGE TRUST, INC.

Date: June 28, 2024	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer

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